UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)       March 23, 2005

Oracle Corporation

(Exact name of Registrant as Specified in its Charter)

Delaware	0-14376	94-2871189

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Oracle Parkway, Redwood City, California	94065

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code       (650) 506-7000

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
SIGNATURE
Exhibit Index
EXHIBIT 10.20
EXHIBIT 10.21

Section 1 — Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

$3,000,000,000 Commercial Paper Program Dealer Agreements and Issuing and Paying Agency Agreement

     On March 23, 2005, Oracle Corporation (“Oracle”) entered into dealer agreements (the “Dealer Agreements”) with each of Banc of America Securities LLC (“BAS”), J.P Morgan Securities Inc., Lehman Brothers Inc. (“Lehman”) and Merrill Lynch Pierce, Fenner & Smith Incorporated (“Merrill Lynch”, and collectively, the “Dealers”) and an Issuing and Paying Agency Agreement (the “Agency Agreement”) with JPMorgan Chase Bank, National Association (the “Agent”) relating to a $3,000,000,000 commercial paper program (the “CP Program”). The purposes of the CP Program are to repay any borrowings under the $9,500,000,000 364-Day Term Loan Agreement dated December 28, 2004 (the “Term Loan Agreement”) among Oracle and the agents and lenders named therein and for working capital and other general corporate purposes.

     The Dealer Agreements provide the terms under which the Dealers will either purchase from Oracle or arrange for the sale by Oracle of commercial paper notes, which are unsecured short-term promissory notes (“Notes”), pursuant to a private placement exemption from federal and state securities laws and contain customary representations, warranties, covenants and indemnification provisions. The maturities of the Notes may vary, but may not exceed 365 days. The principal amount of outstanding Notes at any one time may not exceed $3,000,000,000, and the Notes must be in minimum denominations of $250,000. The Notes will not be redeemable prior to maturity and will not be subject to voluntary prepayment. The Notes will be issued, at the option of Oracle, either at a discounted price to their principal face value or will bear interest. Such discounted price or interest amounts shall be dependent on market conditions and the ratings assigned to the CP Program by credit rating agencies at the time of issuance of the Notes. The Agency Agreement provides for the issuance and payment of the Notes and contains customary representations, warranties, covenants and indemnification provisions. The Notes will be the direct financial obligation of Oracle upon their issuance pursuant to the Agency Agreement. As of the date hereof, Oracle has not issued any Notes.

     If Oracle issues interest-bearing Notes, such Notes shall be subject to certain event of default provisions, including those related to the nonpayment of principal or interest when due and the bankruptcy or insolvency of Oracle, which shall cause such Notes to become immediately due and payable.

     The description above is a summary of the Dealer Agreements and the Agency Agreement and is qualified in its entirety by the form of Dealer Agreement and the Agency Agreement which are filed as Exhibits 10.20 and 10.21 to this report.

     On March 18, 2005, Oracle entered into a $3,000,000,000 364-Day Revolving Credit Agreement (the “Credit Agreement”) among Oracle and the lenders and agents named therein as described in Oracle’s Form 8-K filed on March 22, 2005. This revolving credit facility will be used, among other things, to “backstop” any Notes issued under the CP Program.

     Oracle has the following additional relationships with the Agent and the Dealers:

•	The Agent is an affiliate of J.P. Morgan Securities Inc. The Agent is also a lender under the Credit Agreement. One or more affiliates or branches of the Agent and of J.P. Morgan Securities Inc. provides Oracle and its subsidiaries with global custody agent services and fixed income brokerage services.

•	An affiliate of Merrill Lynch is also a lender under the Credit Agreement. One or more of Merrill Lynch’s affiliates or subsidiaries also provides Oracle and its subsidiaries with fixed income brokerage services.

•	An affiliate of Lehman is also a lender under the Credit Agreement. One or more of Lehman’s affiliates also provides Oracle and its subsidiaries with fixed income brokerage services.

•	An affiliate of BAS is also a lender and agent under the Credit Agreement and under the Term Loan Agreement. One or more of BAS’ affiliates also provides Oracle and its subsidiaries with foreign exchange services.

Section 2 — Financial Information

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

$3,000,000,000 Commercial Paper Program Dealer Agreements and Issuing and Paying Agency Agreement

     Please see Item 1.01 above.

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SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORACLE CORPORATION

Dated: March 29, 2005	By:	/s/ Daniel Cooperman
Name: Daniel Cooperman Title: Senior Vice President, General Counsel and Secretary

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Exhibit Index

10.20	Form of Dealer Agreement for $3,000,000,000 Commercial Paper Program
10.21	Issuing and Paying Agency Agreement dated March 23, 2005

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